EXHIBIT 10.1

                                VOTING AGREEMENT

     Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page hereto (each, a "Shareholder") and U S WEST, Inc., a Delaware corporation (the "Company").

     (A) Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Agreement and Plan of Merger dated as of July 18, 1999 between the Company and Qwest Communications International Inc. ("Qwest") (the "Merger Agreement").

     (B) U S WEST has agreed to enter into the Merger Agreement only if the parties hereto enter into this Voting Agreement.

     Accordingly, the parties hereto agree as follows:

     1. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants, severally and not jointly, to the Company, with respect to itself, as follows:

     (a) Title. As of July 12, 1999, such Shareholder beneficially owns the number of shares, or warrants to acquire such shares, as the case may be, set forth after such Shareholders name on Exhibit A attached hereto, of common stock, $0.01 par value per share, of Qwest (with respect to each Shareholder, the shares of common stock of Qwest beneficially owned by such Shareholder or warrants to acquire common stock of Qwest beneficially owned by such Shareholder, or shares of common stock of Qwest into which options or warrants beneficially owned by such Shareholder is exercisable, as the case may be, specified after such Shareholders name on Exhibit A hereto shall be referred to herein as the "Shares"). Such Shareholder owns the Shares free and clear of all liens, claims, options, charges or other encumbrances.

     (b) Right to Vote. Such Shareholder has (subject only in the case of warrants or options to the exercise of such warrants or options into shares of common stock of Qwest) full legal power, authority and right to vote all Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement or as otherwise permitted by this Agreement, such Shareholder has not entered into any voting agreement with any person or entity with respect to any Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any Shares, deposited any Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the transactions contemplated by the Merger Agreement. As of the date of the Qwest Stockholders Meeting, except for this Agreement or as otherwise permitted by this Agreement and, with respect to warrants or options

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which constitute Shares, subject only to the exercise of such warrants or options into shares of common stock of Qwest, such Shareholder will have full legal power, authority and right to vote all Shares beneficially owned by such Shareholder in favor of the approval of the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. From and after the date hereof, except as otherwise permitted by this Agreement, such Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares in favor of the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from and after the date hereof, such Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Shareholders legal power, authority or right to vote the Shares in favor of the approval of the transactions contemplated by the Merger Agreement (other than this Agreement).

     (c) Authority. Such Shareholder has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to
(i)bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii)general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Shareholder is a party or by which such Shareholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Shareholders ability to perform its obligations under this Agreement.

     2. Restriction on Transfer; Other Restrictions. Such Shareholder shall not transfer (as defined below) record ownership or beneficial ownership, or both, of any Shares, except in each case to the extent permitted below. Such Shareholder may transfer record ownership or beneficial ownership, or both, of any Shares, and the Shares so transferred shall cease to be subject to this Agreement; provided that if, as a result of such transfer, less than the Minimum Amount (as defined below) would be subject to this Agreement, then the Person to whom record ownership or beneficial ownership, or both, of such transferred shares shall be transferred shall execute and deliver to the Company an agreement reasonably acceptable to the Company by which such transferee agrees that such transferred shares shall be Shares that are subject to this Agreement and agrees to be bound by Sections 2, 3 and 4 of this Agreement with respect to such transferred shares. For the purposes of this Agreement, the term (x) "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Shares or any interest of any nature in any Shares, including, without limitation, the beneficial ownership of such Shares and (y) "Minimum Amount" means

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250,000,000 shares of Qwest Common Stock; provided that if prior to the termination of this Agreement the number of outstanding shares of Qwest Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if any dividend payable in stock or other securities shall be declared on the Qwest common stock with a record date prior to the date of termination of this Agreement, then the Minimum Amount shall be adjusted accordingly.

     (a) Notwithstanding anything in this Agreement to the contrary, such Shareholder may pledge, or otherwise grant security in respect of, any Shares held by such Shareholder in connection with any bona fide lending or hedging or other financing transaction entered into by such Shareholder and, upon any foreclosure or other exercise of remedies in respect of such Shares, none of the restrictions under this Agreement shall apply to such Shares or any Person exercising such remedies or acquiring any interest in such Shares.

     (b) Except as otherwise specifically provided herein, such Shareholder further agrees not to take any action which may reasonably be expected to effect, change or manipulate the trading prices of Qwest common stock.

     3. Agreement to Vote of Shareholder. Such Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all Shares at the Qwest Stockholders Meeting and at any other annual or special meeting of shareholders of Qwest or action by written consent where such matters arise
(a)in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Qwest or any of its subsidiaries, with or involving any party other than the Company, (iii) any liquidation or winding up of Qwest, (iv) any extraordinary dividend by Qwest, (v) any change in the capital structure of Qwest (other than pursuant to the Merger Agreement) and
(vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Qwest under the Merger Agreement which would materially and adversely affect Qwest or its ability to consummate the transactions contemplated by the Merger Agreement and (c) in favor of the election of directors of Qwest, as the surviving corporation, contemplated by Section 2.07 of the Merger Agreement at each meeting of the stockholders of Qwest, as the surviving corporation, where such directors are nominated subsequent to the Effective Time. The obligations of the Shareholders specified in this Section 3 shall apply whether or not the Board of Directors of Qwest makes a Qwest Subsequent Determination.

     4. Satisfaction of Conditions to the Mergers. Each of the Shareholders shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under applicable law as promptly as practicable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement and such Shareholder shall not take any action that would or is reasonably likely to result in any of the representations and warranties set forth in this Agreement being untrue or in any of the conditions set forth in Article 7 of the Merger Agreement not being satisfied.


                                      -3-
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     5. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     6. Additional Shares. If, after the date hereof, such Shareholder acquires beneficial ownership of any additional shares of capital stock of Qwest (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire Shares of capital stock of Qwest or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Shareholder of beneficial ownership of such Additional Shares.

     7. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8. Specific Performance. The parties hereto agree that if for any reason any Shareholder fails to perform any of its agreements or obligations under this Agreement irreparable harm or injury to the Company would be caused if or which money damages would not be an adequate remedy. Accordingly, such Shareholder agrees that, in seeking to enforce this Agreement against such Shareholder, the Company shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 8 are without prejudice to any other rights or remedies, whether at law or in equity, that the Company may have against such Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     10. Amendments; Termination.(a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (b) The provisions of this Agreement (other than Section 3(c)) shall terminate upon the earliest to occur of (i)the consummation of the Merger,
(ii)the date which is two years after the date hereof, (iii)the termination of the Merger Agreement if, but only if, the Merger Agreement is terminated solely for reasons that are not directly or indirectly related to the commencement of, or any Persons direct or indirect indication of interest in making, a Qwest Superior Proposal or (iv)the termination of the Merger Agreement by U S WEST.
Section 3(c) of this Agreement shall terminate on the date which is three years after the date hereof.

     (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time, other than a

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modification or amendment to the Merger Agreement changing the Merger
Consideration or otherwise materially adversely affecting the rights of Qwest shareholders.

     11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 18th day of July, 1999.


                                    U S WEST, INC.



                                    By: /s/ Solomon D. Trujillo
                                        ----------------------------------
                                       Name: Solomon D. Trujillo
                                             -----------------------------
                                       Title: Chairman, President and
                                              Chief Executive Officer
                                              ----------------------------



                                    ANSCHUTZ FAMILY INVESTMENT COMPANY LLC



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                       Name: Craig D. Slater
                                             -----------------------------
                                       Title: Executive Vice President
                                              -----------------------------



                                    ANSCHUTZ COMPANY



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                       Name: Craig D. Slater
                                             -----------------------------
                                       Title: Executive Vice President
                                              -----------------------------



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                                                                       EXHIBIT A





Shareholder Name                                Amount of Shares
----------------                                ----------------


Anshutz Company                                 287,089,328


Anschutz Family Investment                      17,200,000 shares issuable
Company LLC                                     upon exercise of a warrant